EXECUTION COPY


     This VOTING AGREEMENT, dated as of March 15, 2010 (this "AGREEMENT"), by and among Sage Parent Company, Inc., a Delaware corporation ("PARENT") and the Persons listed on SCHEDULE A hereto (each, a "SUBJECT SHAREHOLDER", and collectively, the "SUBJECT SHAREHOLDERS"). With respect to each individual Subject Shareholder, this Agreement shall be treated as a separate agreement as between such Subject Shareholder and Parent.

     WHEREAS, Parent, Sage Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), and Sport Supply Group, Inc., a Delaware corporation (the "COMPANY"), propose to enter into a Merger Agreement, dated as of the date hereof (as the same may be amended, supplemented or modified from time to time, the "MERGER AGREEMENT"), pursuant to which Sub shall merge with and into the Company, with the Company being the surviving corporation, and pursuant to which each of the holders of Company Common Stock shall receive the Merger Consideration with respect to the shares of Company Common Stock held thereby; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

     WHEREAS, each Subject Shareholder Beneficially Owns the number of shares of Company Common Stock set forth opposite its name on SCHEDULE A hereto (such shares of Company Common Stock, together with any other shares of Company Common Stock or other shares of Company Capital Stock acquired by such Subject Shareholder by stock dividend or stock split after the date hereof and during the term of this Agreement, being collectively referred to herein as such Subject Shareholder's "SUBJECT SHARES"); and

     WHEREAS, as a condition to Parent and Sub's willingness to enter into the Merger Agreement, Parent has requested that the Subject Shareholders enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. REPRESENTATIONS AND WARRANTIES OF EACH SUBJECT SHAREHOLDER. Each Subject Shareholder hereby represents and warrants to Parent as follows:

          (a) AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Such Subject Shareholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Subject Shareholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Subject Shareholder. Such Subject Shareholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Subject Shareholder, enforceable against such Subject Shareholder in accordance with its terms. The execution and delivery by such Subject Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon the Subject Shares under, any provision of any Contract to which such Subject Shareholder is a party or by which the Subject Shares are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to such Subject Shareholder or the Subject Shares. No Consent of, or registration,

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declaration or filing with, any  Governmental  Entity is required to be obtained or made by or with respect to such Subject Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports and schedules under Sections 13(d), 13(e) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          (b) THE SUBJECT SHARES. Such Subject Shareholder is the record or Beneficial Owner of and has good and marketable title to, the Subject Shares, free and clear of any Liens. Such Subject Shareholder does not Beneficially Own, or own of record, any equity securities of the Company or any of its Subsidiaries other than the Subject Shares and no Affiliate of such Subject Shareholder Beneficially Owns, or owns of record, any equity securities of the Company. Such Subject Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other Contract, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Merger Agreement. Such Subject Shareholder has not appointed or granted any proxy or similar agreement inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

     As used in this Agreement, "Beneficial Owner" means, with respect to any security, any Person who, directly or indirectly, through any Contract, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or
(ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. For purposes of this Agreement, a Person shall be deemed to be the Beneficial Owner of any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors) or any Group of which such Person or any such Affiliate is or becomes a member. The terms "Beneficially Own", "Beneficially Owned" and "Beneficial Ownership" shall have correlative meanings to "Beneficial Owner".

          (c) BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Subject Shareholder.

          (d)  MERGER  AGREEMENT.   Such  Subject  Shareholder  understands  and
acknowledges that Parent is entering into the Merger Agreement in reliance upon such Subject Shareholder's execution and delivery of this Agreement.

          Section 2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Subject Shareholders as follows: Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by each Subject Shareholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The

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execution  and  delivery  by  Parent  of  this   Agreement  does  not,  and  the
consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to Parent or the properties or assets of Parent. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports by Parent under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          Section 3. COVENANTS OF EACH SUBJECT SHAREHOLDER. Each Subject Shareholder covenants and agrees as follows:

          (a) (1) At any meeting of the stockholders of the Company called to seek the Company Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Merger, and any actions that would reasonably be considered to be in furtherance thereof, is sought, such Subject Shareholder shall, (i) if a meeting is held, appear at such meeting or otherwise cause the Voting Shares (as defined on SCHEDULE A hereto) to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted), including by executing a written consent solicitation if requested by Parent, the Voting Shares in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and take any other actions that would reasonably be considered to be in furtherance thereof. Such Subject Shareholder represents that any proxies heretofore given in respect of the Voting Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

              (2) Such Subject Shareholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Subject Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Subject Shareholder, to vote the Voting Shares, or grant a consent or approval in respect of the Voting Shares, in a manner consistent with this SECTION 3. Such Subject Shareholder hereby affirms that the irrevocable proxy set forth in this SECTION 3(A)(2) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Subject Shareholder under this Agreement. Such Subject Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Subject Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law (the "DGCL"). The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. Upon delivery of written request to do so by

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Parent,  such Subject  Stockholder shall as promptly as practicable  execute and deliver to Parent a separate written instrument or proxy that embodies the terms of the irrevocable proxy set forth in this SECTION 3(A)(2); provided that such written instrument or proxy shall (i) be in a form reasonably acceptable to such Subject Shareholder, and (ii) terminate upon the termination of this Agreement. Parent agrees that to the extent it exercises its rights under this SECTION 3(A)(2), Parent shall comply with the appearance and voting requirements imposed on such Subject Shareholder by SECTION 3(A)(1) with respect to such Subject Shareholder's Voting Shares.

          (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Subject
Shareholder's vote, consent or other approval is sought, such Subject Shareholder shall vote (or cause to be voted) the Voting Shares against (i) any transaction, consolidation, combination, sale of substantial assets, merger, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby, including the Merger), and (ii) any Company Takeover Proposal (including any Superior Company Proposal), and (iii) any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any Company Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any of the transactions contemplated thereby, including the Merger, or change in any manner the voting rights of any class of capital stock of the Company. Such Subject Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c) Other than pursuant to this Agreement, such Subject Shareholder shall not (i) sell, transfer, pledge, hypothecate, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, "TRANSFER"), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or propose to Transfer, any Subject Shares to any Person, (ii) enter into, or propose to enter into, any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, (iii) take any action that would make any representation or warranty of such Subject Shareholder herein untrue or incorrect or have the effect of preventing or disabling such Subject Shareholder from performing its obligations hereunder or
(iv) commit or agree to take any of the foregoing actions in clauses (i), (ii) or (iii).

          (d) Such Subject Shareholder shall not, and shall not authorize or permit any of its Representatives to, directly or indirectly, take any action to: (i) solicit, initiate, propose, encourage, facilitate or induce any inquiries, discussions, proposals, indications of interest, submissions or announcements of, any Company Takeover Proposal, or take any other action to encourage, facilitate or assist any inquiries or discussions, or the making of any proposal, indication of interest, submission or announcement, in each case, that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any Acquisition Agreement, (iii) participate or engage in any discussions or negotiations regarding any Company Takeover
Proposal, (iv) furnish to any Person (other than Parent, Sub or any Representative of Parent or Sub) any non-public information relating to the Company or any of the Company Subsidiaries, or afford to any Person (other than Parent, Sub or any Representative of Parent or Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company, any Company Subsidiary, or such Subject Shareholder (to the extent related to the Company or any Company Subsidiary), in any such

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case,  which  could  reasonably  be  expected  to induce the  making,  proposal, submission or announcement of, or could reasonably be expected to initiate, encourage, facilitate or assist, a Company Takeover Proposal or any inquiries or discussions, or the making of any proposal, indication of interest, submission or announcement, in any such case, which could reasonably be expected to lead to a Company Takeover Proposal, or (v) otherwise take any action with the primary purpose of facilitating an effort or attempt by any Person to make a Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of such Subject Shareholder shall be deemed to be a breach of this SECTION 3(D) by such Subject Shareholder. Each Subject Shareholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Person (other than Parent and its Affiliates) conducted heretofore with respect to, or that could reasonably be expected to lead to, a Company Takeover Proposal.

          (e) Such Subject Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any of the transactions contemplated hereby or thereby (including the Merger), without the prior written consent of Parent (which consent may be granted or withheld or delayed in such party's sole discretion), except as may be required by applicable Law.

          (f) Such Subject Shareholder hereby consents to and approves the actions taken by the Company Board and the Special Committee thereof in connection with the recommendation of the Company Board and the Special Committee thereof in favor of the Merger. Such Subject Shareholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger.

          (g) Notwithstanding anything to the contrary in this Agreement and in this SECTION 3 in particular, such Subject Shareholder is only executing this Agreement in his capacity as the Beneficial Owner, or owner of record, of the Subject Shares.

          (h) This Agreement shall apply to each Subject Shareholder solely in his, her or its capacity as a stockholder of the Company, and (subject to the provisions of the Merger Agreement) nothing in this Agreement shall in any way restrict or limit such Subject Shareholder or any of its Representatives, employees or Affiliates who are directors or officers of the Company from taking (or omitting to take) any action in such Person's capacity as a director or officer of the Company, or pursuant to such Person's fiduciary duties under applicable Law as a director or officer of the Company, as determined by such Person in good faith (after consultation with outside counsel), and none of such actions in such Person's capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

          Section 4. TERMINATION. This Agreement shall terminate upon the earlier of (a) the Closing Date, and (b) the termination of the Merger Agreement in accordance with its terms, other than with respect to the liability of any party for willful and malicious breach hereof prior to such termination.

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          Section 5.  ADDITIONAL  MATTERS.  Each Subject  Shareholder and Parent
shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          Section 6. GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by Parent and any Subject Shareholder materially adversely affected thereby.

          (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given in accordance with SECTION 9.2 of the Merger Agreement to Parent and each Subject Shareholder at their address set forth on SCHEDULE A hereto (or at such other address for a party as shall be specified by like notice).

          (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties.

          (d) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, including via facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

          (f) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as provided in the last sentence of this SUBSECTION (F), is not intended to confer upon any stockholder, employee, director, officer or other Person other than the parties hereto any rights or remedies. CBT Holdings, LLC ("CBT") hereby agrees that the standstill provisions of paragraph

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7 of the confidentiality agreement, dated December 18, 2009, between the Company and ONCAP Management Partners, L.P. shall apply to CBT until the later of (i) July 30, 2010 or (ii) the earliest to occur of (a) consummation of the transactions contemplated by the Merger Agreement, or (b) termination of the
Merger  Agreement.   The  parties  agree  that  the  Company  is  a  third-party beneficiary of this Agreement solely for the purpose of enforcing the foregoing standstill provision, and CBT acknowledges that the Company is relying on CBT's standstill commitment in entering into the Merger Agreement.

          (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (without giving effect to choice of law principles thereof that would result in the application of the Laws of another jurisdiction).

          (h) JURISDICTION; VENUE. The parties hereto hereby (a) submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, for the purpose of any Action arising out of or relating to this Agreement or any transaction contemplated hereby brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

          (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(I).

          (j) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any party without the prior written consent of the other party; provided, that Parent may assign this Agreement and its rights and interests but not its obligations hereunder to any of its Affiliates. Any purported assignment in contravention of the foregoing shall be void. Subject to the terms of this SECTION 6(J), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (k) ENFORCEMENT. The parties agree that irreparable injury would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents (in addition to any other remedy that

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may be available to the  non-breaching  party  whether in Law or equity) to: (1)
any decree or order of specific performance to enforce the observance and performance of such covenant or obligation, or (2) any injunction restraining such breach or threatened breach, in each case, without requiring proof of actual damages and without any requirement to obtain, furnish or post any bond or similar instrument. The parties further agree that no other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to such first party obtaining any remedy referred to in this SECTION 6(K), and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.



                                     ******
















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     IN WITNESS WHEREOF, each party has duly executed this Agreement,  all as of the date first written above.

                                     SAGE PARENT COMPANY, INC.


                                     By: /s/ Michael Lay
                                         ---------------------------------------
                                         Name: Michael Lay
                                         Title: President



                                     BLACK DIAMOND OFFSHORE LTD.

                                     By: Carlson Capital, L.P.,
                                         its investment advisor

                                     By: Asgard Investment Corp.,
                                         its general partner


                                     By: /s/ Clint D. Carlson
                                         ---------------------------------------
                                         Name: Clint D. Carlson
                                         Title: President



                                     DOUBLE BLACK DIAMOND
                                     OFFSHORE LTD.

                                     By: Carlson Capital, L.P.,
                                         its investment advisor

                                     By: Asgard Investment Corp.,
                                         its general partner


                                      By: /s/ Clint D. Carlson
                                          --------------------------------------
                                          Name: Clint D. Carlson
                                          Title: President



                                     CBT HOLDINGS LLC


                                     By: /s/ Kashif Sheikh
                                         ---------------------------------------
                                         Name: Kashif Sheikh
                                         Title: Manager

                                   SCHEDULE A

NAME AND ADDRESS OF PARENT:

Sage Parent Company, Inc.
c/o ONCAP Investment Partners II L.P.
161 Bay Street
48th Floor, P.O. Box 220
Toronto, Ontario M5J 2S1
Attn: Mark Gordon
Facsimile:  (416) 214-6106

with a copy (which shall not constitute notice) to:

O'Melveny & Myers LLP
7 Times Square
New York, NY 10036
Attn:  Douglas A. Ryder, Esq. and Paul S. Scrivano, Esq.
Facsimile:  (212) 326-2061






               NAME AND ADDRESS                        NUMBER OF SHARES OF
            OF SUBJECT SHAREHOLDER            COMPANY COMMON STOCK BENEFICIALLY
                                                             OWNED
Black Diamond Offshore Ltd.                                 219,819
2100 McKinney Avenue, Suite 1600
Dallas, TX 75201
Attention:  William A. Lockhart

with a copy to:

Carlson Capital, L.P.
2100 McKinney Avenue, Suite 1600
Dallas, Texas 75201
Attention: Steve Pully

Double Black Diamond Offshore Ltd.                         2,489,781
2100 McKinney Avenue, Suite 1600
Dallas, TX 75201
Attention:  William A. Lockhart
with a copy to:

Carlson Capital, L.P.
2100 McKinney Avenue, Suite 1600
Dallas, Texas 75201
Attention: Steve Pully

CBT Holdings LLC                                           2,044,072
10877 Wilshire Boulevard, Suite 2200
Los Angeles, California 90024
Attention:  Mr. Kashif Sheikh

with a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Telecopy No.:  (213) 683-5137
Attention:  Robert B. Knauss, Esq.

"VOTING SHARES" mean the "Subject Shares" as defined in the Agreement and set forth opposite the name and address of each Subject Shareholder above, except that in the event that the Company Board or the Special Committee, as applicable, makes an Adverse Recommendation Change in accordance with the Merger Agreement, then for so long as such Adverse Recommendation Change is in effect the amount of Voting Shares held by Black Diamond Offshore Ltd. shall be reduced to such highest number of shares such that the total Voting Shares of all Subject Shareholders in the aggregate are not more than 35% of the total issued and outstanding shares of Company Common Stock.